Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 2 to Registration Statement No. 333-199240 on Form S-1/A of our report dated October 28, 2014, with respect to the consolidated financial statements of Pure Bioscience, Inc., as of and for the years ended July 31, 2014 and 2013, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

December 18, 2014